AMENDED AND RESTATED
PARTICIPATION AGREEMENT
Among
WILSHIRE VARIABLE INSURANCE TRUST
And
HORACE MANN LIFE INSURANCE COMPANY
THIS AGREEMENT (the "Agreement"), made and entered into as of the 20th day of June, 2005, by and among Horace Mann Life Insurance Company (the "Company"), an Illinois corporation, on its own behalf and on behalf of each separate account of the Company named in Schedule A to this Agreement as may be amended from time to time (collectively, the "Accounts") and Wilshire Variable Insurance Trust, a Delaware statutory trust (the "Fund").
WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established in the future for variable life insurance policies, variable annuity contracts and other tax-deferred products offered by insurance companies (the "Participating Insurance Companies");
WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio," (collectively, the "Portfolios") and each representing the interests in a particular managed pool of securities and other assets;
WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (the "Contracts") (unless an exemption from registration is available);
WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts and the Accounts;
WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (as named in Schedule B to this Agreement and as may be amended from time to time by mutual consent of the parties) on behalf of the Accounts to fund the Contracts (as named in Schedule C to this Agreement and as may be amended from time to time by mutual consent of the parties) and the Fund is authorized to sell such shares to the Accounts at net asset value; and
NOW, THEREFORE, in consideration of their mutual promises, the Fund and the Company agree as follows:
ARTICLE I
SALE OF FUND SHARES
1.1
The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. Eastern Standard Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.
1.2
The Company will pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with Section 1.1. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed.
1.3
The Fund agrees to make Fund shares available for purchase at the applicable net asset value per share by the Company for its Accounts (as named in Schedule A to this Agreement and as may be amended from time to time by mutual consent of the parties) on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.
1.4
The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. Eastern Standard Time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information, in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.
1.5
The Fund shall pay the Company for shares on the next Business Day after an order to redeem shares is made in accordance with the provisions of Section 1.4. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Company's treasurer or by a credit for any shares purchased.
1.6
The Company agrees to purchase and redeem the shares of the Portfolios named In Schedule B offered by the Fund's then current prospectus and statement of additional information in accordance with the provisions of such prospectus and statement of additional information.
1.7
The Fund shall use its best efforts to inform the Company of the net asset value per share for each Portfolio available to the Company by 6:30 p.m. Eastern Standard Time or as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated. The Fund shall calculate such net asset value in accordance with the prospectus for such Portfolio. In the event that net asset values are not communicated to the Company by such time, the Company agrees to use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemption. However, if net asset values are not available for an inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available to the Company to execute within the timeframe identified in Sections 1.1 and 1.4, the Fund shall reimburse and make the Company whole for any losses incurred as a result of such delays.
1.8
Any material errors in the calculation of the net asset value, dividends or capital gain information shall be reported to the Company promptly upon discovery by the Fund. An error shall be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. Neither the Fund nor any of its affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company or any other Participating Insurance Company to the Fund. The Fund shall make the Company whole for any payments or adjustments to the number of shares in the Account that are reasonably demonstrated to be required as a result of pricing errors.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1
The Company represents and warrants that the Contracts are or will be registered under the 1933 Act (unless an exemption from registration is available); that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale of any Contract thereunder as a segregated asset account under laws of the State of Illinois and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts (unless an exemption from registration is available).
2.2
The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the applicable laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.
2.3
The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
2.4
The Company represents that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5
The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.6
The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the applicable laws of the State of Delaware and the Fund represents that its operations are and shall at all times remain in material compliance with the applicable laws of the State of Delaware to the extent required to perform this Agreement.
2.7
The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.
2.8
The Fund represents and warrants that its trustees, officers, employees, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.9
The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities, if any, dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount not less $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.
ARTICLE III
SALES MATERIAL, PROSPECTUSES AND OTHER REPORTS; VOTING
3.1
The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund is named, at least five Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within five Business Days after receipt of such material.
3.2
Except with the express permission of the Fund, the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee.
3.3
For purposes of this Article III, the phrase "sales literature or other promotional material" shall mean advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.
3.4
The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document ("Disclosure Document") for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.
The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.
3.5
The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's reports to shareholders and other communications, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such reports or other communications to shareholders distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's reports or other communications to shareholders.
3.6
If and to the extent required by law the Company shall:
(i)
solicit voting instructions from Contract owners;
(ii)
vote the Fund shares in accordance with instructions received from Contract owners; and
(iii)
vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.
ARTICLE IV
FEES AND EXPENSES

4.1
The Fund shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, except as provided herein.
4.2
All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.
4.3
As stated in sections 3.4 and 3.5 the Fund, at its expense, will incur the expenses for printing the prospectuses, proxy statements, reports to shareholders and other communications that are distributed to existing owners of the Contracts. The Fund shall bear the expense of mailing such proxy materials in the event the proxy vote is a result of actions initiated by the Fund.
4.4
In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule C which shall be an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.
ARTICLE V
APPLICABLE LAW
5.1
This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.
5.2
This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE VI
DIVERSIFICATION
6.1
The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. The Fund shall provide the Company information reasonably requested in relation to Section 817(h) diversification requirements, including quarterly reports and annual certifications.
ARTICLE VII
POTENTIAL CONFLICTS
7.1
The Board of Trustees of the Fund will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable insurance product owners; or (f) a decision by a

Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
ARTICLE VIII
INDEMNIFICATION
8.1
Indemnification By The Company.
(a)
The Company agrees to indemnify and hold harmless the Fund and each member of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or
(iv)
arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
(b)
The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.
(c)
The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d)
The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.
8.2
Indemnification by the Fund.
(a)
The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board of Trustees of the Fund or any member thereof, or are related to the operations of the Fund and:
(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund or contained in the sales literature for the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in the sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Fund shares; or
(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Company not supplied by the Fund, or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or
(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including any failure to comply with Section 6.1 of this Agreement); or
(v)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

(b)
The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
(c)
The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d)
The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement or the sale or acquisition of shares of the Fund.
ARTICLE IX
TERMINATION
9.1
This Agreement shall terminate with respect to some or all Portfolios:
(a)
at the option of any party upon six months advance written notice to the other party at the address specified in Section X of this Agreement; or
(b)
at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt written notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company.
9.2
It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for cause or for no cause.
ARTICLE X
NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties to this Agreement.

If to the Fund:
Wilshire Variable Insurance Trust

c/o Wilshire Associates Incorporated
1299 Ocean Avenue, Suite 700
Santa Monica, CA 90401
Attention: Alex Chaloff, Managing Director

If to the Company:

Horace Mann Life Insurance Company

One Horace Mann Plaza
Springfield, Illinois 62715
Attention: Chris Fehr, Vice President
ARTICLE XI
MISCELLANEOUS
11.1
Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by the Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.
11.2
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4
If any provision of this Agreement shall be held or made invalid by a court decision, status, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.
11.5
Each party hereto shall cooperate with all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Article X, of any such investigation or inquiry.
11.6
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7
It is understood by the parties that this Agreement is not an exclusive arrangement.
11.8
The Company understands and agrees that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company separately represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.
11.9
This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.
11.10
This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the day and year above written.

HORACE MANN LIFE INSURANCE COMPANY
By:	/s/ Christopher M. Fehr
Name:	Christopher M. Fehr
Title:	Vice President

WILSHIRE VARIABLE INSURANCE TRUST
By:	/s/ Alex Chaloff
Name:	Alex Chaloff
Title:	Vice President and Treasurer

SCHEDULE A
SEPARATE ACCOUNTS
Horace Mann Life Insurance Company Separate Account

Chicago Public Schools Separate Account
Horace Mann Life Insurance Company 401k Separate Account

SCHEDULE B
AUTHORIZED PORTFOLIOS
Wilshire VIT Equity Fund—Horace Mann Shares

Wilshire VIT Balanced Fund—Horace Mann Shares
Wilshire VIT Income Fund—Horace Mann Shares
Wilshire VIT Short-Term Investment Fund—Horace Mann Shares
Wilshire VIT Small Cap Growth Fund—Horace Mann Shares
Wilshire VIT International Equity Fund—Horace Mann Shares
Wilshire VIT Socially Responsible Fund—Horace Mann Shares

SCHEDULE C
CONTRACTS
All Contracts issued under the Separate Accounts listed in Schedule A except for the front end load , UTP and NEA products.

AMENDMENT TO
PARTICIPATION AGREEMENT
This Amendment dated as of May 1, 2006 is entered into by Horace Mann Life Insurance Company (the "Company") and Wilshire Variable Insurance Trust ("Wilshire").
WHEREAS, the Company and Wilshire entered into an Amended and Restated Participation Agreement dated as of _20 June, 2005 (as amended or supplemented, the "Agreement");
WHEREAS, the parties wish to amend certain terms of the Agreement;
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
I.
Schedule B of the Agreement is amended to include the following:
Wilshire Variable Insurance Trust

2010 Aggressive Fund
2010 Moderate Fund
2010 Conservative Fund
2015 Moderate Fund
2025 Moderate Fund
2035 Moderate Fund
2045 Moderate Fund
II.
Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.
HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Frank D’Ambra

WILSHIRE VARIABLE INSURANCE TRUST
By: /s/ Lawrence Davanzo